UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2017

UNITED STATES BRENT OIL FUND, LP
(Exact name of registrant as specified in its charter)

Delaware	001-34704	27-0925904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1999 Harrison Street, Suite 1530 Oakland, California 94612
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 522-9600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Fourth Amended and Restated Agreement of Limited Partnership of the United States Brent Oil Fund, LP (“BNO”) was entered into on December 15, 2017 and amends certain tax provisions. In particular, BNO is adjusting the manner in which it applies the monthly allocation convention of profits and losses for shareholders as of January 1, 2018 in conformity with applicable Treasury regulations governing the allocation of profits and losses. The change to the monthly allocation convention and the other changes are reflected in Supplement 2 to the Prospectus dated April 28, 2017, in the updated sections entitled “Allocations of BNO’s Profit and Loss.” located under “ADDITIONAL INFORMATION ABOUT BNO, ITS INVESTMENT OBJECTIVE AND INVESTMENTS”; “U.S. Federal Income Tax Considerations”; “U.S. Shareholders”; “Tax Consequences of Ownership of Shares” and the new section “Tax Agent” located under “ADDITIONAL INFORMATION ABOUT BNO, ITS INVESTMENT OBJECTIVE AND INVESTMENTS,” immediately following the section entitled “Backup Withholding.”

Item 9.01. Financial Statements and Exhibits.

Exhibit 3.2	Fourth Amended and Restated Agreement of Limited Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United States Brent Oil Fund, LP

	By:	United States Commodity Funds LLC, its general partner

Date: December 15, 2017	By:	/s/ John P. Love
Name: John P. Love
Title: President (Principal Executive Officer)